   As filed with the Securities and Exchange Commission on November 8, 2000

                                 File No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                   BOE FINANCIAL SERVICES OF VIRGINIA, INC.
            (Exact name of registrant as specified in its charter)

                   VIRGINIA                           54-1980794
          (State or other jurisdiction            (I.R.S. Employer
          of incorporation or                     Identification No.)
          organization)

         323 Prince Street, P.O. Box 965, Tappahannock, VA 22560-0965
          (Address of principal executive office, including zip code)

         BOE Financial Services of Virginia, Inc. Stock Incentive Plan
BOE Financial Services of Virginia, Inc. Stock Option Plan for Outside Directors
                           (Full Title of the Plans)

                                Bruce E. Thomas
                   BOE Financial Services of Virginia, Inc.
                        323 Prince Street, P.O. Box 965
                          Tappahannock, VA 22560-0965
                    (Name and address of agent for service)
                                (804) 443-4343
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                        Proposed       Proposed
                                        Maximum        Maximum
Title of Each Class   Amount            Offering       Aggregate      Amount of
of Securities         to be             Price Per      Offering       Registration
to be Registered      Registered(1)     Share(2)       Price          Fee
Common Stock,         110,000           $13.0625       $1,436,875     $379.34
$5.00 par value

     (1) Based on the estimated maximum number of shares issuable under the options granted under the Plans as of the effective date of the Plans.

     (2) Estimated solely for the purposes of calculating the registration fee as contemplated by Rule 457 of the Securities Act of 1933, as amended, and based on the average of the bid and asked prices of BOE Financial Services of Virginia, Inc. common stock as of November 1, 2000, as reported on The Nasdaq SmallCap Market.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not required to be filed.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by BOE Financial Services of Virginia, Inc. ("BOE") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof: (a) BOE's Form 10-Q for the quarter ended June 30, 2000; (b) BOE's Form S-4 Registration Statement filed March 24, 2000, which contains the description of BOE's common stock, including any amendments and reports filed for the purpose of updating such description;
(c) BOE's Form 8-A Registration Statement filed October 5, 2000.

     In addition, all documents filed by BOE pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange
Act), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of the criminal law.

     BOE's Articles of Incorporation provide for mandatory indemnification of any director or officer of BOE who is or was a party to any proceeding by reason of the fact that he or she is or was a director or officer of BOE or is or was serving BOE or any other legal entity in any capacity at the request of BOE while a director or officer of BOE against all liabilities and expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

     BOE's Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of BOE to BOE or its stockholders is limited or eliminated.

     BOE maintains a standard policy of officers' and directors' liability insurance.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     5      Opinion of McGuireWoods LLP (filed herewith).

     23(a)  Consent of McGuireWoods LLP (included in Exhibit 5).

     23(b)  Consent of Yount, Hyde & Barbour, P.C. (filed herewith).

     24     Powers of Attorney (included herein).

     99(a) BOE Financial Services of Virginia, Inc. Stock Incentive Plan (Appendix 3 to Exhibit A of the Proxy Statement included in Form S-4 Registration Statement filed March 24, 2000, incorporated by reference).

     99(b) First Amendment to the BOE Financial Services of Virginia, Inc. Stock Incentive Plan (filed herewith).

     99(c) BOE Financial Services of Virginia, Inc. Stock Option Plan for Outside Directors (Appendix 4 to Exhibit A of the Proxy Statement included in Form S-4 Registration Statement filed March 24, 2000, incorporated by reference)

     99(d) First Amendment to the BOE Financial Services of Virginia, Inc. Stock Option Plan for Outside Directors (filed herewith).

Item 9.  Undertakings.

     (a)    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWERS OF ATTORNEY

     Each person whose signature appears below hereby authorizes George M. Longest, Jr., Bruce E. Thomas and Alexander F. Dillard, Jr., jointly and severally, as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post effective amendments to the registration statement, and BOE hereby confers like authority to sign and file on its behalf.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of Tappahannock, Commonwealth of Virginia, on the 8th day of November, 2000.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.


By:  /s/ George M. Longest, Jr.
     --------------------------
     GEORGE M. LONGEST, JR.
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the 8th day of November, 2000.

     Signature                             Title
     ----------                            -----


/s/ George M. Longest, Jr.     President, Chief Executive Officer, Director
--------------------------     Principal Executive Officer
GEORGE M. LONGEST, JR.


/s/ Bruce E. Thomas            Vice President, Treasurer, Secretary
-------------------            Principal Financial Officer and Accounting
BRUCE E. THOMAS                Officer


/s/ R. Harding Ball            Director
-------------------
R. HARDING BALL


/s/ R. Tyler Bland III         Director
-----------------------
R. TYLER BLAND III


/s/ L. McCauley Chenault       Director
------------------------
L. MCCAULEY CHENAULT


/s/ Alexander F. Dillard, Jr.  Director
-----------------------------
ALEXANDER F. DILLARD, JR.


/s/ George B. Elliott          Director
---------------------
GEORGE B. ELLIOTT


/s/ Frances H. Ellis           Director
--------------------
FRANCES H. ELLIS


/s/ Robert F. Hutchinson       Director
------------------------
ROBERT F. HUTCHINSON


/s/ Philip T. Minor            Director
-------------------
PHILIP T. MINOR


/s/ William Guy Townsend       Director
------------------------
WILLIAM GUY TOWNSEND

                                 EXHIBIT INDEX

Exhibit No.                Exhibit
-----------                -------

5        Opinion of McGuireWoods LLP (filed herewith).

23(a)    Consent of McGuireWoods LLP (included in Exhibit 5).

23(b)    Consent of Yount, Hyde & Barbour, P.C. (filed herewith).

24       Powers of Attorney (included herein).

99(a) BOE Financial Services of Virginia, Inc. Stock Incentive Plan (Appendix 3 to Exhibit A of the Proxy Statement included in Form S-4 Registration Statement filed March 24, 2000, incorporated by reference).

99(b) First Amendment to the BOE Financial Services of Virginia, Inc. Stock Incentive Plan (filed herewith).

99(c) BOE Financial Services of Virginia, Inc. Stock Option Plan for Outside Directors (Appendix 4 to Exhibit A of the Proxy Statement included in Form S-4 Registration Statement filed March 24, 2000, incorporated by reference).

99(d) First Amendment to the BOE Financial Services of Virginia, Inc. Stock Option Plan for Outside Directors (filed herewith).